Exhibit 99.2
GUESS?, INC. ANNOUNCES ISSUANCE OF APPROXIMATELY $12.1 MILLION OF ADDITIONAL 3.75% CONVERTIBLE NOTES DUE 2028 AND RETIREMENT OF APPROXIMATELY $14.6 MILLION OF EXISTING 2.00% CONVERTIBLE NOTES DUE 2024

➢
The additional convertible senior notes due 2028 issued in exchange for our existing convertible senior notes due 2024 will augment the exchange and subscription transactions completed by Guess in April 2023 and January 2024

➢	Guess has entered into bond hedge and warrant transactions with a warrant strike price of $41.37 per share, which are generally intended to limit potential dilution from the private placement transaction
➢	Guess intends to retire approximately $14.6 million of the existing convertible senior notes due in 2024 pursuant to the exchange, and to use cash on hand, together with proceeds from the termination and unwinding of the related convertible note hedge and warrant transactions entered into in connection with the issuance of the existing convertible senior notes due 2024, to repurchase 326,429 shares of its common stock for approximately $10.3 million and to enter into the bond hedge and warrant transactions

LOS ANGELES – April 1, 2024 – Guess?, Inc. (NYSE: GES) (the “Company”) announced today that it has entered into a separate, privately negotiated exchange and subscription agreement (the “Exchange and Subscription Agreement”) with a holder of its 2.00% convertible senior notes due 2024 (the “2024 Notes”), pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange and Subscription Agreement, the Company will exchange approximately $14.6 million in aggregate principal amount of the 2024 Notes for approximately $12.1 million in aggregate principal amount of additional 3.75% convertible senior notes due 2028 (the “2028 Notes”) (collectively, the “Transactions”). The Transactions are expected to settle on or about April 2, 2024, subject to customary closing conditions.
The 2028 Notes will have the same terms as, and constitute a single series with, (i) the $275.0 million aggregate principal amount of 3.75% Convertible Senior Notes due 2028 that the Company originally issued on April 17, 2023 and (ii) the $64.8 million aggregate principal amount of additional 3.75% Convertible Senior Notes due 2028 that the Company issued on January 10, 2024 (together, the “Existing 2028 Notes”). The 2028 Notes will have the same CUSIP number as the Existing 2028 Notes and will be issued as additional notes under the indenture governing the Existing 2028 Notes. The 2028 Notes are expected to trade interchangeably with the Existing 2028 Notes immediately upon settlement and be fungible with the Existing 2028 Notes. As a result, upon completion of the Transactions, the aggregate principal amount of the 2024 Notes outstanding will be approximately $33.5 million, and the aggregate principal amount of the 2028 Notes outstanding will be approximately $351.9 million.
The 2028 Notes will be convertible in certain circumstances into cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election. If and when issued, the 2028 Notes will be unsecured senior obligations of the Company. The conversion rate of the 2028 Notes is approximately 40.9077 shares per $1,000 principal amount of the 2028 Notes, which is equivalent to an initial conversion price of approximately $24.45 per share of common stock, and is subject to adjustment upon the occurrence of certain events. The 2028 Notes will be convertible only upon the occurrence of certain events and during certain periods. The 2028 Notes will bear interest at a rate of 3.75% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2024. The 2028 Notes will mature on April 15, 2028, unless earlier repurchased or converted in accordance with their terms.
Concurrently with the pricing of the 2028 Notes, the Company agreed to repurchase 326,429 shares of its common stock for approximately $10.3 million from the holder who is exchanging its 2024 Notes for 2028 Notes and the Remaining 2024 Hedge Counterparty described below in privately negotiated transactions (the “Share Repurchase Transactions”) for settlement concurrently with the closing of the Transactions, pursuant to the Company’s new $200 million share repurchase program approved by the Company’s Board on March 25, 2024. The purchase price per share of the common stock to be repurchased in such transactions will equal the closing sale price of the Company’s common stock on March 28, 2024, which was $31.47 per share.

The Company expects to use cash on hand together with the proceeds from the termination and unwinding of the related convertible note hedge and warrant transactions that the Company entered into in connection with the issuance of the 2024 Notes (as described below) to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from the sale of warrants pursuant to the warrant transactions described below). These transactions are generally intended to reduce dilution on the 2028 Notes. The warrant strike price is initially $41.37, consistent with the note hedge and warrant transactions entered into in connection with the Existing 2028 Notes.
Certain Concurrent Transactions
In connection with the pricing of the 2028 Notes, the Company entered into convertible note hedge and warrant transactions with a financial institution (the “hedge counterparty”). The convertible note hedge transactions covered the number of shares of common stock that initially underlies the 2028 Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Existing 2028 Notes, and are expected to generally reduce the potential dilution with respect to the Company’s common stock upon conversion of the 2028 Notes and/or to offset any cash payments the Company is required to make in excess of the principal amount of converted 2028 Notes, as the case may be. The warrants relate to the same number of shares of common stock as underlies the 2028 Notes, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be $41.37 per share, and is subject to certain adjustments under the terms of the warrant transactions. The warrant transactions separately could have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the common stock exceeds the strike price of the warrants.
The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparty or its respective affiliates expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the 2028 Notes. These activities could result in an increase, or prevent a decrease in, the market price of the common stock or the 2028 Notes.
In addition, the hedge counterparty or its respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the 2028 Notes and prior to the maturity of the 2028 Notes (and are likely to do so during any observation period related to a conversion of 2028 Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the 2028 Notes, which could affect the ability of holders to convert the 2028 Notes, and, to the extent the activity occurs during any observation period related to a conversion of 2028 Notes, could affect the number of shares and value of the consideration that holders receive upon conversion of the 2028 Notes.
In connection with the Transactions, the Company expects that the holder of 2024 Notes that participates in the Transactions will seek to sell the Company’s common stock and/or enter into various derivative positions with respect to the Company’s common stock to establish hedge positions with respect to the 2028 Notes. This activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock, the 2024 Notes or the 2028 Notes at that time. Additionally, the Share Repurchase Transactions could increase (or reduce the size of any decrease in), the market price of the Company’s common stock, the 2024 Notes or the 2028 Notes at that time.
In connection with issuing the 2024 Notes, the Company entered into convertible note hedge and warrant transactions (the “2024 Call Spread Transactions”) with a financial institution, a portion of which 2024 Call Spread Transactions were terminated in April 2023 such that there remains only one hedge counterparty in respect of the 2024 Notes (the “Remaining 2024 Hedge Counterparty”). As part of the Transactions, the Company anticipates entering into agreements with the Remaining 2024 Hedge Counterparty to terminate a portion of the 2024 Call Spread Transactions in a notional amount corresponding to the amount of 2024 Convertible Notes that will be exchanged. In connection with the terminations described in the foregoing sentence, the Company would expect the Remaining 2024 Hedge Counterparty or its affiliates to unwind a portion of its related hedge positions by selling common stock concurrently with the pricing of the 2028 Notes. Such hedge unwind activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock, the 2024 Notes or the 2028 Notes at that time. There can be no assurance the termination of such 2024 Call Spread Transactions will be completed.
In connection with the Transactions, the Company and certain of its subsidiaries also amended their amended and restated senior secured asset-based revolving credit facility with Bank of America, N.A., as agent and a lender and the other lenders party thereto to permit, among other things, the exchange and subscription offering and certain transactions related thereto.

Other Matters
The offer and sale of the 2028 Notes and the issuance of shares of common stock, if any, issuable upon conversion of the 2028 Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the 2028 Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
This press release does not and shall not constitute an offer to sell nor the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
Notice Regarding Forward-Looking Statements
This press release includes certain forward-looking statements related to the Company within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “continue,” “remain,” “look,” “path” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. All statements, other than statements of historical facts, including all statements regarding the Transactions, the anticipated closing of the Transactions, the anticipated sources and use of proceeds, the Share Repurchase Transactions and the effects of entering into the convertible note hedge and warrant transactions are forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of the Company’s senior management, and actual results may vary materially from those expressed or implied by the forward-looking statements herein.
The statements in this press release are made as of the date of this press release. The Company undertakes no obligation to update information contained in this press release, except as may be required by law. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the section entitled “Risk Factors” in the Company’s Securities and Exchange Commission (the “SEC”) filings, including, but not limited to, its most recent Annual Report on Form 10-K and its most recent Quarterly Reports on Form 10-Q, copies of which are on file with the SEC and available on the SEC’s website at www.sec.gov.
About Guess?, Inc.
Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of February 3, 2024, the Company directly operated 1,002 retail stores in Europe, the Americas and Asia. The Company’s partners operated 551 additional retail stores worldwide. As of February 3, 2024, the Company and its partners and distributors operated in approximately 100 countries worldwide.

Contact Information:
Guess?, Inc.
Fabrice Benarouche
Senior Vice President of Finance and Investor Relations and
Chief Accounting Officer
(213) 765-5578